UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2021

Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 644-7670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Facility Commitment Increase

On September 29, 2021, Dream Finders Homes, Inc., a Delaware corporation (the “Company”), entered into a Joinder, Commitment Increase, and Reallocation Agreement (the “Commitment Increase”) pursuant to its Credit Agreement, dated as of January 25, 2021 (the “Base Credit Agreement”), as amended by that certain First Amendment and Commitment Increase Agreement, dated as of September 8, 2021 (the “First Amendment”; the Base Credit Agreement, as amended by the First Amendment and the Commitment Increase, the “Credit Agreement”).  The Credit Agreement, providing for a senior unsecured revolving credit facility, is with a syndicate of lenders identified in the Credit Agreement, and Bank of America, N.A. acts as administrative agent.

The Company exercised its right, and the Commitment Increase provides, for a further increase in the aggregate commitments under the Credit Agreement to $817.5 million and one lender was added as an additional lender under the Credit Agreement.  Certain of the Company’s subsidiaries will guarantee the Company’s obligations under the Credit Agreement.  The Credit Agreement will mature on January 25, 2024, unless the Company requests, and the requisite lenders agree, to extend it pursuant to its terms.

A copy of the Base Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K on January 25, 2021, and a copy of the First Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K on September 13, 2021. The foregoing description of the Commitment Increase is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Increase which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 1.01.

Subscription Agreement and Certificate of Designations for Series A Convertible Preferred Stock

As previously reported, on September 8, 2021, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain funds and accounts managed and/or advised by subsidiaries of BlackRock, Inc. (collectively, the “Purchasers”). Pursuant to the Subscription Agreement, on September 29, 2021, the Company sold to the Purchasers 150,000 shares of newly-created Series A Convertible Preferred Stock with an initial liquidation preference of $1,000 per share and a par value $0.01 per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $150 million. The Company used the proceeds from the sale of the Convertible Preferred Stock to fund the MHI Acquisition (as defined below) and for general corporate purposes.

Pursuant to the Certificate of Designations, effective September 29, 2021, the Convertible Preferred Stock ranks senior to the Company’s Class A and B common stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive the initial liquidation preference of $1,000 per share, subject to adjustment, plus all accrued and unpaid dividends thereon.  In addition, the Convertible Preferred Stock has the following terms:

•	Cumulative Dividends: The Convertible Preferred Stock accumulates cumulative dividends at a rate per annum equal to 9.00% payable quarterly in arrears.

•
Duration: The Convertible Preferred Stock is perpetual with call and conversion rights. The Convertible Preferred Stock is not convertible by the Purchasers in the first five years following issuance, with the exception of the acceleration of the Conversion Right (as defined below) upon breach of the protective covenants (described below). The Company can call the outstanding Convertible Preferred Stock at any time for one-hundred and two percent (102%) of its liquidation preference during the fourth year following its issuance and for one-hundred and one percent (101%) of its liquidation preference during the fifth year following its issuance (in each case, for the avoidance of doubt, plus accrued but unpaid dividends, if any). Subsequent to the fifth anniversary of its issuance, a Purchaser can convert the Convertible Preferred Stock into Class A common stock of the Company (the “Conversion Right”). The conversion price will be based on the average of the trailing 90 days’ closing price of Class A common stock of the Company, less 20% of the average and subject to a floor conversion price of $4.00 (the “Conversion Discount”).

•
Protective Covenants: The protective covenants of the Convertible Preferred Stock require the Company to maintain compliance with all covenants related to (i) the Credit Agreement, as may be further amended from time to time; provided that any amendment, restatement, modification or waiver of the Credit Agreement that would adversely and materially affect the rights of the Purchasers will require the written consent of holders of a majority of the then-outstanding shares of Convertible Preferred Stock; and (ii) any agreement between the Company and any Purchaser (the covenants referred to in clauses (i) and (ii), collectively, the “Protective Covenants”). Non-compliance beyond any applicable cure period with the Protective Covenants (in the case of the Protective Covenants related to the Credit Agreement) will accelerate the Conversion Right, and in the event of such acceleration that occurs before the fifth anniversary following the issuance of the Convertible Preferred Stock, the “Conversion Discount” shall be increased from 20% to 25%.

•	Voting Rights. Except as may be expressly required by Delaware law, the shares of Convertible Preferred Stock have no voting rights.

•
Redemption in a Change of Control: The Convertible Preferred Stock will be redeemed, contingent upon and concurrently with the consummation of a change of control of the Company.   Shares of Convertible Preferred Stock will be redeemed in a change of control of the Company at a price, in cash, equal to the liquidation preference, subject to adjustment, plus all accumulated and unpaid dividends, plus, if the change of control occurs before the fourth anniversary of the date of issuance of the Convertible Preferred Stock, a premium equal to the dividends that would have accumulated on such share of Convertible Preferred Stock from and after the change of control redemption date and through the fourth anniversary of the issuance of the Convertible Preferred Stock.

Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules, no shares of Class A common stock will be issued or delivered upon conversion of any Convertible Preferred Stock to the extent that such issuance would (i) result in the holder beneficially owning in excess of 19.99% of the outstanding Class A common stock as of the date of the Certificate of Designations or (ii) exceed 19.99% of the outstanding shares of Class A and Class B common stock combined as of the date of the Certificate of Designations.

In addition, in connection with the sale of the Convertible Preferred Stock, on September 29, 2021, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchasers certain registration rights. Under the Registration Rights Agreement, the Company is required to register the Convertible Preferred Stock owned by the Purchasers and the shares of Class A common stock issuable upon conversion of such shares equal to 19.99% of the outstanding shares of Class A common stock for resale within the earlier of (i) three business days after the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2021 and (ii) six months after September 29, 2021.  If the Company fails to comply with its registration requirements under the Registration Rights Agreement, the Purchasers, in addition to any regular dividends, will be entitled to an additional 2% per annum dividend for an additional quarter period on the Convertible Preferred Stock if the breach is cured within 30 days and for each additional 30 day period in which the Company fails to cure such breach, each Purchaser will be entitled to an additional 2% per annum for an additional quarter period until cured.  In addition, the Purchaser has rights to demand the registration of the Convertible Preferred Stock and the shares of Class A common stock in certain instances.

The foregoing descriptions of the terms of the Convertible Preferred Stock pursuant to the Certificate of Designations and of the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such certificate and agreement, which are included as Exhibit 3.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2021 (the “Closing”), the Company, through its subsidiaries Dream Finders Holdings LLC, a Florida limited liability company, and DFH Coventry, LLC, a Florida limited liability company, completed the acquisition of certain assets, rights and properties, and assumed certain liabilities, comprising the following businesses of MHI Partnership, Ltd., a Texas limited partnership, MHI Models, Ltd., a Texas limited partnership, McGuyer Homebuilders, Inc., a Texas corporation, FMR IP, LLC, a Texas limited liability company, HomeCo Purchasing Company, Ltd., a Texas limited partnership, and 2019 Sonoma, LLC, a Texas limited liability company (the “MHI Acquisition”): (i) single-family residential home-building; (ii) owning model homes; (iii) acquisition, ownership and licensing of intellectual property (including architectural plans); (iv) purchasing and reselling homebuilding supplies; (v) development, construction and sale of condominium units in Austin, Texas; (vi) mortgage origination through a mortgage company; and (vii) title insurance, escrow and closing services through a title company.  The MHI Acquisition was pursuant to a Purchase and Sale Agreement, dated June 17, 2021, as amended by that certain First Amendment to Purchase and Sale Agreement, dated August 31, 2021, and that certain Second Amendment to Purchase and Sale Agreement, dated September 7, 2021 (collectively, the “Purchase Agreement”), copies of which were attached as Exhibits 2.1, 2.2 and 2.3, respectively, to the Current Report on Form 8-K filed by the Company on September 13, 2021. The consideration given for the MHI Acquisition was (a) cash at the Closing in the amount of $471 million, subject to customary post-closing adjustments based on the Closing date net asset value of the purchased assets, (b) the assumption of approximately $97 million of liabilities, and (c) the future payment of additional consideration of up to 25% of pre-tax net income for up to five periods, the last of which ends 48 months after the Closing, subject to certain minimum pre-tax income hurdles and thresholds and certain overhead expenses. The foregoing description of the MHI Acquisition, the Purchase Agreement and the transaction contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Purchase Agreement, which was filed as Exhibits 2.1, 2.2 and 2.3 to the Current Report on Form 8-K filed by the Company on September 13, 2021, and is incorporated by reference into this Item 2.01.

The Company used $20 million of cash on hand, and, as more particularly described in Item 1.01 and 2.03 of this Current Report on Form 8-K, proceeds from the sale of the Convertible Preferred Stock and from unsecured debt incurred under the Credit Agreement, to fund the MHI Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2021, the Company borrowed $300 million in revolving loans under the Credit Agreement and paid off vertical lines of credit at the Closing in connection with the MHI Acquisition.  The Base Credit Agreement is described under Item 2.03 in the Company’s Current Report on Form 8-K filed on January 25, 2021, the First Amendment is described under the heading “Amendment to Credit Agreement” in the Company’s Current Report on Form 8-K filed on September 13, 2021 and the Commitment Increase is described in Item 1.01 of this Current Report on Form 8-K under the heading “Revolving Credit Facility Commitment Increase,” and those descriptions are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Subscription Agreement, the Company sold to the Purchasers 150,000 shares of Convertible Preferred Stock. The offer and sale of the shares of Convertible Preferred Stock through the Subscription Agreement were made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Subscription Agreement and Certificate of Designations for Series A Convertible Preferred Stock” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 under the heading “Subscription Agreement and Certificate of Designations for Series A Convertible Preferred Stock” is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above in Item 1.01 under the heading “Subscription Agreement and Certificate of Designations for Series A Convertible Preferred Stock” is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On October 5, 2021, the Company issued a press release announcing the completion of the MHI Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

None of the information furnished in Item 7.01 or the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor will such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description
2.1*
Purchase and Sale Agreement, dated as of June 17, 2021, among Dream Finders Holdings LLC, MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., FMR IP, LLC, HomeCo Purchasing Company, Ltd., 2019 Sonoma, LLC, Frank B. McGuyer and McGuyer Interests, Ltd. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39916) of Dream Finders Homes, Inc. filed with the SEC on September 13, 2021).

2.2
First Amendment to Purchase and Sale Agreement, dated as of August 31, 2021, among Dream Finders Holdings LLC, MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., FMR IP, LLC, HomeCo Purchasing Company, Ltd., 2019 Sonoma, LLC, Frank B. McGuyer and McGuyer Interests, Ltd. (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K (File No. 001-39916) of Dream Finders Homes, Inc. filed with the SEC on September 13, 2021).

2.3*
Second Amendment to Purchase and Sale Agreement, dated as of September 7, 2021, among Dream Finders Holdings LLC, DFH Coventry, LLC, MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., FMR IP, LLC, HomeCo Purchasing Company, Ltd., 2019 Sonoma, LLC, Frank B. McGuyer and McGuyer Interests, Ltd. (incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K (File No. 001-39916) of Dream Finders Homes, Inc. filed with the SEC on September 13, 2021).

3.1	Certificate of Designations of Dream Finders Homes, Inc., dated September 29, 2021.

10.1*
Joinder, Commitment Increase, and Reallocation Agreement, dated as of September 29, 2021, among Dream Finders Homes, Inc., Bank of America, N.A., as administrative agent, collateral agent and issuing bank, and the lenders named therein as parties thereto.

10.2	Registration Rights Agreement, dated September 29, 2021, by and among Dream Finders Homes, Inc. and the Purchasers listed thereto.

99.1	Press Release of Dream Finders Homes, Inc. issued on October 5, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

By: /s/ Robert E. Riva
Robert E. Riva Vice President, General Counsel and Corporate Secretary

Date: October 5, 2021